Exhibit 10.55

AMENDMENT

TO

SERVICE AGREEMENT

This Amendment (this “Amendment”) to the Service Agreement by Tower Automotive, LLC (the “Company”) and RANDE SOMMA & ASSOCIATES LLC (the “Consultant”), dated as of December 1, 2007 (the “Agreement”) and as amended January 1, 2009, is entered into on September 27, 2010 and, except as set forth on the signature page hereto, is effective as of December 1, 2010.

Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

RECITALS

WHEREAS, the parties desire to extend the Consulting Period and amend certain terms of the Agreement.

NOW THEREFORE, in consideration of the foregoing premises, the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

1.	Amendments.

1.1 Section 2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Term. Subject to earlier termination as provided in Section 4, the term of RANDE SOMMA & ASSOCIATES LLC engagement under this Agreement (the “ Consulting Period”) will commence on the Effective Date and terminate on January 2, 2012; provided, however, that this Agreement shall terminate on the Liquidation Event Date for the first Liquidation Event (except for item (iv) under the definition of Liquidation Event) to occur after the Effective Date. If this Agreement is terminated due to a Liquidation Event, such termination will be treated as a termination without Cause. For the avoidance of doubt, the conversion of the Company into corporate form in connection with the Company’s initial public offering, as well as such initial public offering, shall not constitute a Liquidation Event.

1.2. Section 2(c) (i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Duties. During the Consulting Period, the Consultant will serve as Senior Advisor and shall perform such duties as are assigned or delegated to the Consultant by the President & CEO. The Consultant will cause Rande Somma to participate as an observer in meetings of the Board of Managers, either in person or telephonically.

2. Effect of Amendments. Except as specifically amended hereby, the Agreement shall continue in full force and effect. This Amendment shall not itself be amended, except as part of any future amendment to the Agreement effected in accordance with the terms thereof. The terms of this Amendment may be reflected in an amended and restated agreement upon approval and execution hereof.

3. Further Assurances. Each party agrees to execute and deliver such other documents and to do such other acts and things as any other party may reasonably request from time to time for the purpose of carrying out the intent of this Amendment.

4. 2010 Long Term Incentive Program (a.k.a the Transaction Bonus). For avoidance of doubt, notwithstanding these Amendments, the Consultant’s participation and eligibility for the Long Term Incentive Program (a.k.a. the Transaction Bonus) is continuous and ongoing while he is actively engaged under this Agreement and Amendments.

4.1. Accelerated Vesting. If, pursuant to Section 1.1 above, the Agreement expires on January 2, 2012 without offer of renewal by the Company, or if the Company terminates the Agreement during the current term without Cause (as defined in the Agreement) or if a Liquidation Event occurs, then all unvested awards and/or units, if any, made to the Consultant pursuant to the 2010 Long Term Incentive Program, shall automatically vest as follows: (a) if such termination occurs within nine months after the consummation of the Company’s initial public offering, such vesting shall occur on the earlier of the last day of such nine month period or December 31 of the year in which such termination occurs; and (b) if such termination occurs more than nine months but less than 18 months after the consummation of the Company’s initial public offering, such vesting shall occur on the earlier of the last day of such eighteen month period or December 31 of the year in which such termination occurs.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date set forth above.

TOWER AUTOMOTIVE, LLC

By:	/s/ Mark Malcolm
MARK MALCOLM,
PRESIDENT & CEO

RANDE SOMMA & ASSOCIATES LLC

By:	/s/ Rande Somma
RANDE SOMMA,
PRESIDENT

The undersigned hereby resigns from the Board of Managers of Tower Automotive, LLC, effective immediately.

/s/ Rande Somma
RANDE SOMMA